EXHIBIT 3

POWER OF ATTORNEY

Power of Attorney, dated as of February 2, 2007 for Waddell & Reed Financial Services, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for Bucyrus International, Inc. on February 9, 2007, Accession Number 0001104659-08-006595, and incorporated herein by reference.

Power of Attorney, dated as of February 2, 2007 for Waddell & Reed, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for Bucyrus International, Inc. on February 9, 2007, Accession Number 0001104659-08-006595, and incorporated herein by reference.

Power of Attorney, dated as of February 2, 2007 for Waddell & Reed Investment Management Company filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for Bucyrus International, Inc. on February 9, 2007, Accession Number 0001104659-08-006595, and incorporated herein by reference.

Power of Attorney, dated as of February 2, 2007 for Ivy Investment Management Company filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for Bucyrus International, Inc. on February 9, 2007, Accession Number 0001104659-08-006595, and incorporated herein by reference.